SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 17, 2004

FOCUS ENHANCEMENTS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-11860	04-3144936
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1370 Dell Ave., Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

(408) 866-8300
(Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02. Unregistered Sales of Equity Securities

On November 17, 2004, Focus Enhancements, Inc. completed the sale of 6,166,667 shares of its common stock, $0.01 par value per share, for $6,000,000 million in gross proceeds through a private placement to 17 investors. In connection with the private placement, Focus issued the purchasers warrants to purchase an aggregate of up to 1,666,666 shares of common stock at an exercise price of $1.25 per shares. Furthermore, in connection with the private placement Focus paid two placement agents and aggregate of $360,000 and issued warrants to purchase 288,000 shares of common stock at $1.25 per share. Such securities were issued pursuant to an exemption from registration under Rule 506 of Regulation D of the rules and regulations under the Securities Act of 1933, as amended. In connection with the private placement, Focus has granted the investors and the placement agents registration rights.

In addition to the private placement and as previously reported, on November 15, 2004, in connection with an accounts receivable based line of credit, Focus issued warrants to a bank to purchase 77,186 shares of Focus common stock at $1.17 per share. Such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. In connection with the letter of credit, Focus has granted the bank registration rights.

FOCUS Enhancements plans to use the proceeds to further develop its Ultra Wideband (UWB) technology, which will enable wireless video transmission in a wide range of applications. Any funds not expended for UWB development will be for general corporate purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.
Date: November 22, 2004	By: /s/ Gary Williams
Name: Gary Williams Title: VP of Finance and CFO